Roadrunner Transportation Systems Reports Fourth Quarter and Full Year 2018 Operating Results • Revenue growth in full year 2018 • Adjusted EBITDA improvement in Q4 and full year 2018 • Continued progress on both operational and capital structure improvements • Positive financial outlook for 2019 and beyond Downers Grove, IL (BUSINESS WIRE) - March 12, 2019 -- Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced results for the fourth quarter and year ended December 31, 2018 and the filing of its Annual Report on Form 10-K. Fourth Quarter Results Revenues for the fourth quarter ended December 31, 2018 were $551.5 million, a 1.6% decrease from revenues of $560.4 million for the fourth quarter ended December 31, 2017. Higher revenues in the Ascent Global Logistics (“Ascent”) segment were offset by declines in the Truckload & Express Services (“TES”) and Less-Than-Truckload (“LTL”) segments. • Revenue declines in TES resulted primarily from lower air and ground expedite brokerage at Active On-Demand compared to peak levels in the prior quarter, partially offset by revenue growth in over- the-road and intermodal services. • Revenue declines in LTL were a result of planned reductions in service areas and pricing discipline to drive more shipments into higher density lanes; lower shipment counts were partially offset by higher rates and average shipment size which yielded an increase in revenue per shipment. • Ascent revenues grew by 12.6% benefiting from growth in all three service offerings. International freight forwarding drove higher percentage growth due to higher rates and volumes, including some acceleration of shipments in anticipation of potential future tariff impacts. Operating loss in the fourth quarter of 2018 was $22.9 million, which included corporate restructuring and restatement costs of $6.7 million, non-cash fleet impairment charges in intermodal services of $1.6 million and a contingent purchase obligation adjustment of $1.8 million. Operating loss in the fourth quarter of 2017 was $22.3 million, which included corporate restructuring and restatement costs of $8.7 million and legal reserves of $5.7 million. Net loss increased to $58.4 million in the fourth quarter of 2018 compared to $23.3 million in the fourth quarter of 2017. The increase was due primarily to the items affecting operating loss discussed above and increased interest costs of $18.1 million related to the company’s preferred stock. Diluted loss per share available to common stockholders was $1.52 for the fourth quarter of 2018, compared to diluted loss per share of $0.61 for the fourth quarter of 2017.

Adjusted EBITDA for the fourth quarter of 2018 improved by $6.0 million to $2.9 million compared to a loss of $3.1 million for the fourth quarter of 2017. The improvement was due to higher Adjusted EBITDA in the LTL and Ascent segments and lower corporate costs in 2018. However, these improvements were partially offset by lower Adjusted EBITDA at TES which was negatively impacted by weak performance in dry van as well as softening trends in air and ground expedite, which offset improved performance in temperature controlled and flatbed. Adjusted EBITDA for the quarters ended December 31, 2018 and 2017 was calculated as follows:

(In thousands)	Three Months ended December 31, 2018				
	TES	LTL	Ascent	Corporate/ Eliminations	Total
Net (loss) income	$ (928)	$ (9,454)	$ 6,945	$ (55,001)	$ (58,438)
Plus: Total interest expense	162	29	23	37,125	37,339
Plus: Benefit from income taxes	—	—	2	(1,776)	(1,774)
Plus: Depreciation and amortization	9,814	1,165	1,510	2,475	14,964
Plus: Long-term incentive compensation expenses	—	—	—	742	742
Plus: Corporate restructuring and restatement costs	—	—	—	6,687	6,687
Plus: Fleet impairment charges	1,582	—	—	—	1,582
Plus: Adjustments for contingent purchase obligation	—	—	—	1,840	1,840
Adjusted EBITDA	$ 10,630	$ (8,260)	$ 8,480	$ (7,908)	$ 2,942

(In thousands)	Three Months ended December 31, 2017				
	TES	LTL	Ascent	Corporate/ Eliminations	Total
Net (loss) income	$ 5,982	$ (12,256)	$ 6,076	$ (23,129)	$ (23,327)
Plus: Total interest expense	7	32	33	18,595	18,667
Plus: Benefit from income taxes	—	—	—	(17,675)	(17,765)
Plus: Depreciation and amortization	6,577	1,515	1,208	613	9,913
Plus: Long-term incentive compensation expenses	—	—	—	640	640
Plus: Corporate restructuring and restatement costs	—	—	—	8,730	8,730
Adjusted EBITDA	$ 12,566	$ (10,709)	$ 7,317	$ (12,226)	$ (3,052)

(In thousands)	TES	LTL	Ascent	Corporate/ Eliminations	Total
Adjusted EBITDA Q4 2018	$ 10,630	$ (8,260)	$ 8,480	$ (7,908)	$ 2,942
Adjusted EBITDA Q4 2017	12,566	(10,709)	7,317	(12,226)	(3,052)
Adjusted EBITDA Improvement/ (Decline)	$ (1,936)	$ 2,449	$ 1,163	$ 4,318	$ 5,994

For more information about Adjusted EBITDA, see “Non-GAAP Financial Measures” below and the company’s SEC filings.

Full Year Results Revenues for the year ended December 31, 2018 were $2,216.1 million. Revenues for the year ended December 31, 2017 were $2,091.3 million, including $67.6 million of revenues from Unitrans which was divested in September of 2017. Excluding Unitrans, revenues grew 9.5%. Higher revenues in the TES and Ascent segments contributed to the increase, which were partially offset by lower revenue in the LTL segment. • Revenue increases of 13.2% in TES resulted primarily from higher rates across all businesses and strong volume increases in air and ground expedite at Active On-Demand. • Revenue declines in LTL were a result of planned reductions in service areas and pricing discipline to drive more shipments into higher density lanes; lower shipment counts were partially offset by higher rates and average shipment size which yielded an increase in revenue per shipment. • Ascent revenues, excluding Unitrans, grew by 14.0% benefitting from growth in all three service offerings; retail consolidation drove higher percentage growth due to new customer starts and increased volumes and rates from existing customers. Operating loss for the year ended December 31, 2018 was $58.5 million, which included corporate restructuring and restatement costs of $22.2 million, operations restructuring costs of $4.7 million, a contingent purchase obligation of $1.8 million and non-cash fleet impairment charges in intermodal services of $1.6 million. The operating loss for the year ended December 31, 2017 was $36.5 million, which included: • A gain on the sale of Unitrans of $35.4 million; • Corporate restructuring and restatement costs of $32.3 million; • Non-cash impairment charges of $4.4 million related to the revaluation of the Ascent segment goodwill after the sale of Unitrans; • Unitrans operating income of $5.8 million; and • Legal reserves of $5.7 million. Net loss increased to $165.6 million for the year ended December 31, 2018, compared to $91.2 million for the year ended December 31, 2017, due primarily to the items affecting operating loss discussed above, increased interest costs of $56.0 million related to the company’s preferred stock and a lower federal tax rate. These increases were partially offset by lower bank debt interest costs and the absence of a loss from debt extinguishment of $15.9 million that occurred in 2017. Diluted loss per share available to common stockholders was $4.30 for the year ended December 31, 2018, compared to diluted loss per share of $2.37 for the year ended December 31, 2017. Adjusted EBITDA improved by $18.8 million to $17.3 million for the year ended December 31, 2018 compared to an Adjusted EBITDA loss, excluding the impact of Unitrans, of $1.6 million for the year ended December 31, 2017. The improvement was due to higher Adjusted EBITDA in the TES and Ascent segments and lower corporate costs in 2018, partially offset by lower Adjusted EBITDA at LTL. Adjusted EBITDA for 2018 and 2017 was calculated as follows:

(In thousands)	Year ended December 31, 2018				
	TES	LTL	Ascent	Corporate/ Eliminations	Total
Net (loss) income	$ 1,782	$ (27,009)	$ 28,226	$ (168,596)	$ (165,597)
Plus: Total interest expense	315	117	108	116,372	116,912
Plus: Benefit from income taxes	—	—	131	(9,945)	(9,814)
Plus: Depreciation and amortization	28,807	3,854	5,049	5,057	42,767
Plus: Long-term incentive compensation expenses	—	—	—	2,696	2,696
Plus: Corporate restructuring and restatement costs	—	—	—	22,224	22,224
Plus: Operations restructuring costs	4,655	—	—	—	4,655
Plus: Fleet impairment charges	1,582	—	—	—	1,582
Plus: Adjustments for contingent purchase obligation	—	—	—	1,840	1,840
Adjusted EBITDA	$ 37,141	$ (23,038)	$ 33,514	$ (30,352)	$ 17,265

(In thousands)	Year ended December 31, 2017						
	TES	LTL	Ascent	Corporate/ Eliminations	Total	Less: Unitrans	Total w/o Unitrans
Net (loss) income	$ 6,033	$ (26,578)	$ 22,350	$ (92,991)	$ (91,186)	$ 3,497	$ (94,683)
Plus: Total interest expense	(44)	195	143	63,755	64,049	—	64,049
Plus: Benefit from income taxes	—	—	—	(25,191)	(25,191)	2,295	(27,486)
Plus: Depreciation and amortization	25,535	4,353	5,965	1,894	37,747	819	36,928
Plus: Goodwill impairment charges	—	—	4,402	—	4,402	—	4,402
Plus: Long-term incentive compensation expenses	—	—	—	2,450	2,450	—	2,450
Plus: Gain on sale of Unitrans	—	—	—	(35,440)	(35,440)	—	(35,440)
Plus: Loss on debt extinguishments	—	—	—	15,876	15,876	—	15,876
Plus: Corporate restructuring and restatement costs	—	—	—	32,321	32,321	—	32,321
Adjusted EBITDA	$ 31,524	$ (22,030)	$ 32,860	$ (37,326)	$ 5,028	$ 6,611	$ (1,583)

Note: Adjusted EBITDA for the Ascent segment for the year ended December 31, 2017, excluding Unitrans, was $26.2 million.

(In thousands)					
	TES	LTL	Ascent	Corporate/ Eliminations	Total
Adjusted EBITDA FY 2018	$ 37,141	$ (23,038)	$ 33,514	$ (30,352)	$ 17,265
Adjusted EBITDA FY 2017	31,524	(22,030)	26,249	(37,326)	(1,583)
Adjusted EBITDA Improvement/(Decline)	$ 5,617	$ (1,008)	$ 7,265	$ 6,974	$ 18,848

Note: Adjusted EBITDA for the Ascent segment for 2017 excludes Unitrans.

Rights Offering, Debt Refinancing and Increased Liquidity

On February 26, 2019, the company completed the previously announced fully backstopped $450 million rights offering. The net proceeds from the rights offering and backstop commitment were used to fully redeem the outstanding shares of the company's preferred stock, to pay related accrued and unpaid dividends and to add over $30 million of cash for working capital and general corporate purposes.

On February 28, 2019, the company refinanced its asset-based lending ("ABL") facility. The new ABL facility consists of a $200.0 million asset-based revolving line of credit. Also on February 28, 2019, the company entered into a new term loan credit agreement (“Term Loan”). The Term Loan proceeds of $51.1 million were used to repay in full the previous term loan and provide cash for general corporate purposes. After completing the rights offering and the debt refinancing, the company has increased funds available for working capital, operating activities and equipment procurement purposes. The new ABL and Term Loan facilities mature on February 28, 2024. CEO Comments “Overall we made good progress in 2018 on a number of fronts. Operationally, over two-thirds of our businesses are now stable and growing. Ascent Global Logistics and Active On-Demand have led the way followed by our temperature controlled, intermodal services and flatbed businesses, all of which achieved improved stability 2018 and are positioned for growth in 2019,” said Curt Stoelting, Chief Executive Officer of Roadrunner. Stoelting continued, “We are disappointed in the short-term performance of our dry van truckload fleets and are actively developing plans to streamline these businesses. Lastly, we continue to make steady progress and improvements in our LTL segment where we reduced our operating losses in the fourth quarter versus the prior year quarter and continued to see operational benefits from eliminating selected service areas, improving our freight and lane mix and lowering our operating costs. We believe improving our dry van businesses and LTL segment will add significant value to Roadrunner.” “With the recent completion of the rights offering and debt refinancing, we now have the capital structure to fully support our long-term business plans which we believe will increase the speed and likelihood of a full operational recovery followed by additional growth and optimization opportunities,” Stoelting added. Financial Outlook The company has longer-term business goals to deliver higher levels of profitability and sustainable returns on invested capital. The company expects to increase its Adjusted EBITDA in 2019 with improvements in all three segments. Over the longer-term, the company expects that segment margins will increase to be in-line with peer group margins and that the structural changes currently being implemented will result in profitability that is more resilient and better positions Roadrunner for success throughout natural industry cycles. Conference Call and Webcast Roadrunner management will host a conference call to discuss the company’s results for the year ended December 31, 2018 on Tuesday, March 12, 2019 at 10:00 a.m. Eastern Time. To access the conference call, please dial 866-763-0340 (U.S.) or 703-871-3799 (International) approximately 10 minutes prior to the start of the call. Callers will be prompted for passcode 5995447. Presentation materials and a live webcast of the call can be accessed on the “events and presentations” page in the Investor Relations section of Roadrunner's website, www.rrts.com. The conference call may include forward-looking statements. If you are unable to listen to the live call, a replay will be available through Tuesday, March 19, 2019 and can be accessed by dialing 855-859-2056 (U.S.) or 404-537-3406 (International). Callers will be prompted for passcode 5995447. An archived version of the webcast will also be available for a period of time under the Investor Relations section of Roadrunner's website, www.rrts.com.

About Roadrunner Transportation Systems, Inc. Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics service provider offering a full suite of solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload, temperature controlled and intermodal services. Active On-Demand offers premium mission critical air and ground transportation solutions. Ascent Global Logistics offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com. Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding Roadrunner’s outlook for 2019 and beyond; the impact of potential future tariffs; the growth of over two-thirds of Roadrunner’s businesses; Roadrunner’s plan to continue investing in its Ascent Global Logistics, Active On-Demand, temperature controlled, intermodal services and flatbed businesses to position them for future profitable growth; Roadrunner’s development of plans to streamline its drive van truckload fleets; Roadrunner’s steady progress and improvements in its LTL segment; the significant value to Roadrunner to improve its dry van business and LTL segment; Roadrunner’s capital structure following its rights offering and debt refinancing and its ability to fully support Roadrunner’s long-term business plans which Roadrunner believes will increase the speed and likelihood of a full operational recovery followed by additional growth and optimization opportunities; Roadrunner’s longer-term business goals to deliver higher levels of profitability and sustainable returns on invested capital; Roadrunner’s expectation for its 2019 Adjusted EBITDA, including its expected improvements in all three segments; and Roadrunner’s expectation that its segment margins will increase to be in-line with peer group margins and that the structural changes currently being implemented will result in profitability that is more resilient and better positions Roadrunner for success throughout natural industry cycles. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements to differ materially from those expressed or implied in any forward- looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of Roadrunner’s previously issued financial statements and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2018. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Non-GAAP Financial Measures EBITDA represents earnings before interest, taxes, depreciation and amortization. Roadrunner calculates Adjusted EBITDA as EBITDA excluding impairment and other non-cash gains and losses, other long-term incentive compensation expenses, losses from debt extinguishments, corporate restructuring and restatement costs associated with legal matters (including the company’s internal investigation, SEC compliance and debt restructuring costs), operations restructuring costs, and adjustments to contingent purchase obligations. Roadrunner uses Adjusted EBITDA as a supplemental measure in evaluating its operating performance and when determining executive incentive compensation. Roadrunner believes Adjusted EBITDA is useful to investors in evaluating its performance compared to other companies in its industry because it assists in analyzing and benchmarking the performance and value of a business. The calculation of Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. Although Roadrunner’s management uses Adjusted EBITDA as a financial measure to assess the performance of its business compared to that of others in Roadrunner’s industry, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Roadrunner’s results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect Roadrunner’s cash expenditures, future requirements for capital expenditures or contractual commitments; • Adjusted EBITDA does not reflect changes in, or cash requirements for, Roadrunner’s working capital needs; • Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Roadrunner’s debt or dividend payments on Roadrunner’s preferred stock; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and • Other companies in Roadrunner’s industry may calculate Adjusted EBITDA differently than Roadrunner does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to Roadrunner to invest in the growth of the company’s business. Roadrunner compensates for these limitations by relying primarily on Roadrunner’s results of operations under GAAP. ### Contact: Reputation Partners Megan Hakes 414-376-3080 ir@rrts.com

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONSOLIDATED BALANCE SHEETS December 31, (In thousands, except par value) 2018 2017 ASSETS Current assets: Cash and cash equivalents $ 11,179 $ 25,702 Accounts receivable, net of allowances of $9,980 and $10,891, respectively 274,843 321,629 Income tax receivable 3,910 14,749 Prepaid expenses and other current assets 61,106 36,306 Total current assets 351,038 398,386 Property and equipment, net of accumulated depreciation of $130,077 and $107,037, respectively 188,706 159,547 Other assets: Goodwill 264,826 264,826 Intangible assets, net 42,526 49,648 Other noncurrent assets 6,361 3,636 Total other assets 313,713 318,110 Total assets $ 853,457 $ 876,043 LIABILITIES AND STOCKHOLDERS’ (DEFICIT) INVESTMENT Current liabilities: Current maturities of debt $ 13,171 $ 9,950 Current capital lease obligation 13,229 2,397 Accounts payable 160,242 171,905 Accrued expenses and other current liabilities 110,943 103,012 Total current liabilities 297,585 287,264 Deferred tax liabilities 3,953 14,282 Other long-term liabilities 7,857 3,705 Long-term debt, net of current maturities 155,596 189,460 Long-term capital lease obligation 37,737 7,168 Preferred stock 402,884 263,317 Total liabilities 905,612 765,196 Commitments and contingencies Stockholders' (deficit) investment: Common stock $.01 par value; 105,000 shares authorized; 38,897 and 38,423 shares issued and outstanding, respectively 389 384 Additional paid-in capital 404,870 403,166 Retained deficit (457,414) (292,703) Total stockholders’ (deficit) investment (52,155) 110,847 Total liabilities and stockholders' investment $ 853,457 $ 876,043

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS Year Ended December 31, (In thousands, except per share amounts) 2018 2017 2016 Revenues $ 2,216,141 $ 2,091,291 $ 2,033,200 Operating expenses: Purchased transportation costs 1,518,415 1,430,378 1,364,055 Personnel and related benefits 309,753 296,925 286,134 Other operating expenses 397,468 393,731 374,979 Depreciation and amortization 42,767 37,747 38,145 Gain from sale of Unitrans — (35,440) — Impairment charges 1,582 4,402 373,661 Operations restructuring costs 4,655 — — Total operating expenses 2,274,640 2,127,743 2,436,974 Operating loss (58,499) (36,452) (403,774) Interest expense Interest expense - preferred stock 105,688 49,704 — Interest expense - debt 11,224 14,345 22,827 Total interest expense 116,912 64,049 22,827 Loss from debt extinguishment — 15,876 — Loss before income taxes (175,411) (116,377) (426,601) Benefit from income taxes (9,814) (25,191) (66,281) Net loss $ (165,597) $ (91,186) $ (360,320) Loss per share: Basic $ (4.30) $ (2.37) $ (9.40) Diluted $ (4.30) $ (2.37) $ (9.40) Weighted average common stock outstanding: Basic 38,552 38,405 38,318 Diluted 38,552 38,405 38,318

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) Year Ended December 31, 2018 2017 2016 Cash flows from operating activities: Net loss $ (165,597) $ (91,186) $ (360,320) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Depreciation and amortization 43,547 38,880 40,720 Loss on disposal of property and equipment 3,212 1,637 4,144 Gain on sale of business — (35,440) (5,416) Share-based compensation 1,786 2,233 2,232 Change in fair value of preferred stock 104,568 18,387 — Amortization of preferred stock issuance costs 1,120 16,112 — Loss from debt extinguishment — 15,876 — Adjustments to contingent purchase obligations 1,840 — (2,458) Provision for bad debts 3,479 5,964 5,127 Deferred tax benefit (10,624) (27,066) (43,441) Impairment charges 1,582 4,402 373,661 Changes in (net of acquisitions): Accounts receivable 43,902 (70,171) (18,020) Income taxes receivable 9,935 26,017 (20,103) Prepaid expenses and other assets (26,052) (753) 8,152 Accounts payable (12,291) 28,960 32,901 Accrued expenses and other liabilities 5,187 20,596 11,675 Net cash provided by (used in) operating activities 5,594 (45,552) 28,854 Cash flows from investing activities: Capital expenditures (25,495) (14,517) (17,573) Proceeds from sale of property and equipment 2,780 3,636 6,980 Proceeds from sale of business — 88,512 1,000 Net cash (used in) provided by investing activities (22,715) 77,631 (9,593) Cash flows from financing activities: Borrowings under revolving credit facilities 695,751 264,405 292,124 Payments under revolving credit facilities (708,256) (290,068) (262,573) Debt borrowings 557 56,927 — Debt payments (19,082) (278,819) (18,500) Debt issuance cost (373) (4,672) (871) Cash collateralization of letters of credit — (175) — Payment of debt extinguishment costs — (10,960) — Payments of contingent purchase obligations — — (2,455) Preferred stock issuance costs (1,120) (16,112) — Proceeds from issuance of preferred stocks and warrants 34,999 540,500 — Preferred stock payments — (293,000) — Proceeds from exercise of stock warrants 4 — — Issuance of restricted stock units, net of taxes paid (81) (239) (303) Proceeds from insurance premium financing 17,782 — — Payments on insurance premium financing (12,133) — — Reduction of capital lease obligation (5,450) (3,677) (5,100) Net cash provided by (used in) financing activities 2,598 (35,890) 2,322 Net (decrease) increase in cash and cash equivalents (14,523) (3,811) 21,583 Cash and cash equivalents: Beginning of period 25,702 29,513 7,930 End of period $ 11,179 $ 25,702 $ 29,513

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued) (In thousands) Year Ended December 31, 2018 2017 2016 Supplemental cash flow information: Cash paid for interest $ 10,408 $ 28,129 $ 19,473 Cash refunds from income taxes, net $ (9,597) $ (25,254) $ (3,943) Non-cash sale of business $ — $ — $ 3,860 Non-cash capital leases and other obligations to acquire assets $ 46,973 $ 7,193 $ — Capital expenditures, not yet paid $ 628 $ — $ —